Item 77Q1(e)

 Form of Amended Schedule A dated as of September 8, 2016 to the Amended and Restated Investment Advisory Agreement between Registrant and J.P. Morgan Investment Management Inc. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 31, 2016 (Accession Number 0001193125-16-753757).